SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 25, 2003


                             SMARTSERV ONLINE, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                  0-28008                      13-3750708
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(State or Other Jurisdiction      (Commission                   (IRS Employer
      of Incorporation)            File No.)                 Identification No.)


Metro Center, One Station Place, Stamford, Connecticut        06902
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(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (203) 353-5950


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On April 30, 2003 SmartServ Online, Inc. (the "Company") issued a press release announcing that it has satisfied the requirement for continued listing on the Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c) (14) by filing its Form 10-KSB with the Securities and Exchange Commission. The Company also announced in such press release that it had received a Nasdaq Staff Determination dated April 28, 2003, indicating that, based on a review of its Form 10-KSB filed with the Securities and Exchange Commission the preceding week, the Company is not in compliance with the shareholders' equity/market value of listed securities/net income requirement for continued listing as set forth in Marketplace Rule 4310 (c)(2)(B). As a result, the Company's common stock is subject to delisting from the Nasdaq SmallCap Market. The Company has requested and been granted a hearing regarding the potential delisting.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)      Exhibits
                 --------

                  99.1      Press Release dated April 25, 2003
                  99.2      Press Release dated April 30, 2003

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 25, 2003 SmartServ Online, Inc. (the "Company") issued a press release announcing the Company's financial results for the fiscal year ended December 31, 2002.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2003

                             SmartServ Online, Inc.



                              By: /s/ Thomas W. Haller
                                  ----------------------------------------------
                                     Name:   Thomas W. Haller
                                     Title:  Senior Vice President and Chief
                                             Financial Officer


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                                  EXHIBIT INDEX

                  EXHIBIT NO.         DESCRIPTION
                  -----------         -----------

                  99.1                Press Release dated April 25, 2003
                  99.2                Press Release dated April 30, 2003